Exhibit 99.1

A.M. Best Company Issues ''A-'' -Excellent- Rating to Tower Insurance Company of New York; Rating Upgrade Follows Successful IPO of Parent Company, Tower Group, Inc.

    NEW YORK--(BUSINESS WIRE)--Oct. 26, 2004--Tower Group, Inc. (Nasdaq symbol "TWGP") today announced that its wholly owned insurance company subsidiary, Tower Insurance Company of New York, received a rating upgrade from A.M. Best to "A-" (Excellent) from "B++" (Very
Good).
    Tower Insurance Company of New York (TICNY), a New York State licensed insurance company founded in 1990, offers commercial lines products such as property, liability, worker's compensation and automobile insurance to small and mid-sized business as well as personal lines products that provide property and liability coverage to individuals throughout New York State. You may learn more about the company at its website: www.twrgrp.com.
    Michael Lee, President and CEO of Tower Group, Inc., said, "We are extremely pleased that A.M. Best has upgraded the rating of Tower Insurance Company of New York to an 'A-.' The upgrade should enhance the distribution of our products and services and be welcome news to our policyholders, agents and business partners."
    A.M. Best Co., established in 1899, is the world's oldest and most authoritative insurance rating and information source. The company was founded in 1899 by Alfred M. Best and has offices in the United States, the United Kingdom and Hong Kong. For more information, visit A.M. Best's Web site at http://www.ambest.com.

    The above rating is a Claims Paying Ability rating, not an investment security rating, and reflect our ability to pay policyholder claims.

    Cautionary Note Regarding Forward-Looking Statements

    The Private Securities Litigation Reform Act of 1995 provides a "safe harbor'' for forward-looking statements. This release or any other written or oral statements made by or on behalf of the Company may include forward-looking statements that reflect the Company's current views with respect to future events and financial performance. All statements other than statements of historical fact included in this release are forward-looking statements. Forward-looking statements can generally be identified by the use of forward-looking terminology such as "may,'' "will,'' "expect,'' "intend,'' "estimate,'' "anticipate,'' "believe'' or "continue'' or their negative or variations or similar terminology. All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. We believe that these factors include but are not limited to ineffectiveness or obsolescence of our business strategy due to changes in current or future market conditions; increased competition on the basis of pricing, capacity, coverage terms or other factors; greater frequency or severity of claims and loss activity, including as a result of natural or man-made catastrophic events, than our underwriting, reserving or investment practices anticipate based on historical experience or industry data; the effects of acts of terrorism or war; developments in the world's financial and capital markets that adversely affect the performance of our investments; changes in regulations or laws applicable to us, our subsidiaries, brokers or customers; acceptance of our products and services, including new products and services; changes in the availability, cost or quality of reinsurance and failure of our reinsurers to pay claims timely or at all; decreased demand for our insurance or reinsurance products; loss of the services of any of our executive officers or other key personnel; the effects of mergers, acquisitions and divestitures; changes in rating agency policies or practices; changes in legal theories of liability under our insurance policies; changes in accounting policies or practices; and changes in general economic conditions, including inflation and other factors. Forward looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any forward looking statement, whether as a result of new information, future developments or otherwise.

    --30--ML/ny*

    CONTACT: SVP
             Steven G. Fauth, 212-655-2005